AT THE COMPANY:
Daniel D. Viren                             Roy Youst
Senior Vice President-Finance               Director Corporate Communications
(614) 864-6400                              (614) 864-6400

FOR IMMEDIATE RELEASE
FRIDAY, MAY 2, 2003

              R.G. BARRY CORPORATION REPORTS FIRST QUARTER RESULTS

PICKERINGTON, OHIO - MAY 2, 2003 - R.G. BARRY CORPORATION (NYSE:RGB) today reported operating results for its first quarter ended March 29, 2003.

Consolidated net sales increased slightly to $21.3 million from $20.9 million in the first quarter of 2002. The Company's net after-tax loss of $3.9 million, or $0.39 cents per share, was greater than the $3.3 million, or $0.35 cent per share net after-tax loss reported for the comparable period one year ago. Quarterly gross profit as a percent of sales increased to 33 percent on a consolidated basis, up from 31 percent in the comparable period last year.

"First quarter results in our core at- and around-the-home footwear businesses are encouraging," said Gordon Zacks, Chairman of the Board and Chief Executive Officer. "Net sales in North America were up approximately 5% to $17.1 million. Our pre-tax loss in the core North American business was $4.8 million, down from a $5.2 million pre-tax loss in the first quarter last year.

"A pre-tax loss of $1.4 million for the quarter in our Vesture thermal products business had significant negative influence on the consolidated quarterly results. Last year, the first quarter pre-tax loss in this business segment totaled $377,000. We continue to pursue several options that will stem operational losses at Vesture, and we expect to announce plans for the Vesture thermal products business by the end of May.

"Operating costs related to the Goldsboro, N.C., and Wales, U.K., distribution centers also negatively influenced the quarterly results. These redundant operating costs will be eliminated going forward. The Goldsboro facility was closed at the end of March. The closure of the Wales, U.K., distribution center and the transition of our European operations to a distributorship will be completed by the end of the first half of 2003.

"We remain confident that we have set a correct course for R.G. Barry. The most costly and difficult aspects of our three-year strategic plan have been implemented and expensed. The benefits of our efforts, as evidenced in the first quarter core business results, should become more and more evident going forward.

"We have excellent products in the marketplace and exciting new programs in development. We are focused on profitably serving our customers and growing our top line. We intend to continue looking for ways to operate more intelligently and efficiently. Although we face uncertain times and a volatile retail environment, we believe our house is in order and that with the return of more traditional economic patterns, our business is properly positioned to return to profitability this year," Mr. Zacks said. R.G. Barry Corporation senior management will conduct a conference call for all interested parties at

                                    --more--
                                                                               1

Barry 1st Quarter - Page 2

10:00 a.m. EDT today. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at (888) 349-9379 or (706) 634-2347 until five minutes before starting time or via the Internet. To listen via the Internet, go to www.rgbarry.com at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.

Replays of the call will be available shortly after its completion. The audio replay can be accessed through May 9, 2003, by calling (800) 642-1687 and using access code 9795692; or for 30 days by visiting the Company's Web site at www.rgbarry.com. A written transcript of the call will be available at the Company's Web site for 12 months.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in the release, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.

                              --tables to follow--
                                                                               2

                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands of dollars, except for per share data)

                                                        Thirteen Weeks Ended
                                                      March 29,       March 30,
                                                        2003            2002
                                                      --------        --------
Net sales                                              $21,259        $ 20,896
Cost of sales                                           14,214          14,477
                                                      --------        --------
   Gross profit                                          7,045           6,419
Gross profit margin                                       33.1%           30.7%
Restructuring and asset impairment charges                 200             727
Selling, general and administrative expense             12,851          11,381
                                                      --------        --------
   Operating loss                                      (6,006)        ( 5,689)
Other income                                                53             200
Interest expense, net                                     (221)        (   195)
                                                      --------        --------
   Loss before income tax benefit                       (6,174)        ( 5,684)
Income tax benefit                                       2,330           2,370
Minority interest, net of tax                              (27)          (  17)
                                                      --------        --------
   Net loss                                            ($3,871)       ($ 3,331)
                                                      ========        ========
Loss per common share - basic                           ($0.39)        ($ 0.35)
                                                      ========        ========
Loss per common share - diluted                         ($0.39)        ($ 0.35)
                                                      ========        ========
Average number of shares outstanding
     Basic                                               9,811           9,426
                                                      ========        ========
     Diluted                                             9,811           9,426
                                                      ========        ========


                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                     March 29,         March 30,         Dec. 28,
                                                        2003             2002              2002
                                                        ----             ----              ----
ASSETS
Cash and equivalents                                    $3,731            4,985             6,881
Accounts receivable, net                                13,880           14,309            11,125
Inventories                                             33,933           36,431            32,894
Deferred and recoverable income taxes                   10,500            4,475             8,569
Prepaid and other current assets                         1,958            2,759             1,599
                                                      --------           ------            ------
   Total current assets                                 64,002           62,959            61,068

Net property, plant and equipment                       10,053           11,356            10,910

Goodwill, net                                            2,506            1,975             2,374
Other assets                                            14,246           10,416            13,286
                                                      --------           ------            ------
   Total assets                                        $90,807           86,706            87,638
                                                      ========           ======            ======

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable                                12,000                -                 -
Other current liabilities                               15,144           11,520            20,141
Long-term debt                                           5,737            8,776             5,760
Other                                                   14,413            8,810            14,549
Shareholders' equity, net                               43,513           57,600            47,188
                                                      --------           ------            ------
   Total liabilities & shareholders' equity            $90,807           86,706            87,638
                                                      ========           ======            ======

                   R. G. BARRY CORPORATION Segment Information
                            (in thousands of dollars)

The Company manufactures and markets comfort footwear for at-and around-the-home and supplies thermal retention technology products. The Company considers its "Barry Comfort" at-and around-the-home comfort footwear groups in North America and in Europe, and the thermal retention technology group, "Thermal", as its three operating segments. The accounting policies of the operating segments are substantially similar, except that the disaggregated information has been prepared using certain management reports, which by their very nature require estimates. In addition, certain items from these management reports have not been allocated among the operating segments, including such items as a) costs of certain administrative functions, b) current and deferred income tax expense (benefit) and deferred tax assets (liabilities), and c) in some periods, certain other operating provisions.

Thirteen weeks ended                        Barry Comfort
March 29, 2003

                                            North                                            Intersegment
                                           America          Europe             Thermal       Eliminations         Total
Net sales                                 $ 17,132           $3,246              $881                            $21,259
Depreciation and
Amortization                                   372               54                12                                438
Interest income                                 47                -                 -             (47)                 -
Interest expense                               214                7                47             (47)               221
Restructuring and asset
impairment charges                             200                -                 -                                200
Pre tax loss                                (4,777)             (15)           (1,382)                            (6,174)
Additions to property, plant
And equipment                                  792               40                40                                872
Total assets devoted                       $92,484           $6,390           $ 1,249         ($9,316)           $90,807
                                          ========          =======           =======        ========           ========


Thirteen weeks ended                        Barry Comfort
March 30, 2002

                                            North                                            Intersegment
                                           America          Europe             Thermal       Eliminations         Total
Net sales                                  $16,260           $2,933            $1,703                            $20,896
Depreciation and
Amortization                                   361               49                39                                449
Interest income                                 61                -                 -             (22)                39
Interest expense                               226                8                22             (22)               234
Restructuring and asset
impairment charges                             727                -                 -                                727
Pre tax loss                                (5,218)             (89)             (377)                            (5,684)
Additions to property, plant
And equipment                                  866               25                 6                                897
Total assets devoted                       $80,161           $7,321            $5,237        ($ 6,013)           $86,706
                                          ========          =======           =======        ========           ========

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